Exhibit 10.1

SEPARATION AGREEMENT

THIS SEPARATION AGREEMENT (this “Agreement”) is entered into as of this 8th day of May, 2012, by and between John Keane, a natural person residing in the Commonwealth of Massachusetts, on behalf of himself and his heirs, assigns, executors, agents and representatives (“Keane”), and MRI Interventions, Inc., a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, Keane was employed as the Vice President, Sales of the Company;

WHEREAS, Keane irrevocably separated from employment with the Company as of April 16, 2012 (the “Employment Termination Date”); and

WHEREAS, it is the desire of the Company and Keane to set forth herein their mutual agreement with respect to all matters relating to (i) Keane’s separation from employment with the Company, and (ii) Keane’s release of claims, all upon the terms set forth herein;

NOW, THEREFORE, for and in consideration of the mutual covenants and promises contained herein, the parties hereby agree as follows:

1.             Separation from Employment.  Effective as of the Employment Termination Date, Keane irrevocably separated from all positions of employment with the Company (and ADP TotalSource, Inc.).

2.             Cooperation.  Subject to his other personal and professional obligations, through the date of the Company’s final payment of the compensation described in Section 3(a) below, Keane will make himself reasonably available to consult and cooperate with Company representatives in connection with the orderly transition of his business responsibilities, and, in connection therewith, Keane will exercise reasonable efforts to respond diligently to inquiries related to the Company’s business.

3.             Payments and Benefits.

(a)         Provided that (i) Keane has executed and delivered to the Company, and has not revoked, the general release referred to in Section 9 hereof (the “Release”) and the seven (7) day revocation period explained in Attachment A entitled “General Release” has expired, and (ii) Keane is otherwise in compliance with the terms of this Agreement, then the Company will pay Keane the sum of Twenty Seven Thousand Five Hundred and 00/100 Dollars ($27,500.00), payable in three (3) installments in accordance with the Company’s standard payroll practices and on the Company’s standard payroll dates, subject to applicable withholdings and taxes.  Keane acknowledges that the payments referenced herein are consideration to which he would not otherwise be entitled.

(b)         Keane acknowledges and agrees that the payments under this Agreement are compensation and will be subject to his usual withholding and included in his W-2 earnings statement.

4.             Acknowledgment.  Keane agrees that none of the Company or any of its predecessors, successors (by merger or otherwise), parents, subsidiaries, affiliated entities, divisions and assigns, together with each and every of their present, past and future officers, directors, stockholders, general partners, limited partners, employees and agents and the heirs and executors of same (herein collectively referred to as the “Company Group”), has breached any oral or written contract that may have existed between Keane and the Company or any member of the Company Group with respect to Keane’s employment or termination of employment nor has the Company or any member of the Company Group violated any law, statute, rule, regulation or ordinance of any governmental authority relating to Keane’s employment.  Keane acknowledges that the payments and other consideration paid hereunder cannot and will not be construed as any admission of liability or wrongdoing on the part of either the Company or any member of the Company Group.  Keane further acknowledges and agrees that the payments and other benefits being received by him pursuant to this Agreement satisfy any claim that he might have had under any Company policy or practice.  Keane understands that the release provided for in Attachment A entitled "General Release" extends to all of the aforementioned claims and potential claims described therein which arose on or before the date of the execution of this Agreement, whether now known or unknown, suspected or unsuspected, and his participation as a member of any class asserting any such claims, and that this acknowledgement and release constitute essential terms of this Agreement.  Keane understands and acknowledges the significance and consequence of this Agreement and of each specific release and waiver, and expressly consents that this Agreement shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected claims, demands, obligations, and causes of action, if any, as well as those relating to any other claims, demands, obligations or causes of action herein above-specified.

5.             Reinstatement.  Keane hereby waives any right or claim he may have to employment, re-instatement, re-assignment or re-employment with the Company or any member of the Company Group.  Keane’s acknowledgement and agreement as to these matters are material inducements for the Company to make certain of its agreements, including, without limitation, the agreement to make the payments pursuant to Section 3.

6.             Return of Company Property.  Keane agrees, as a condition precedent to receipt of any payment pursuant to this Agreement, to deliver or cause to be delivered to the Company any and all books, notebooks, manuals, keys, access cards, computers, equipment, and other documents and materials in his possession or under his control which are the property of the Company or otherwise relate to any of the Company’s confidential or proprietary information or trade secrets.  Keane also hereby affirms that he is in possession of all of his property that he had at the Company’s premises and that the Company is not in possession of any of his property.

7.             Non-Disclosure and Non-Competition Agreement.  Keane acknowledges and agrees that (i) the Non-Disclosure and Proprietary Rights Agreement made by Keane dated March 17, 2010 and (ii) the Non-Competition Agreement made by Keane dated March 17, 2010 (collectively, the “Restrictive Agreements”), in each case shall remain in full force and effect and that the terms of such Restrictive Agreements are incorporated herein and made a part of this Agreement.  Keane agrees to comply with his continuing obligations under each of the Restrictive Agreements.

8.             Release.  Keane and the Company will execute and deliver a General Release in the form attached hereto as Attachment A.

9.             Successors.  This Agreement shall inure to the benefit of and be enforceable by Keane and by Keane’s personal or legal representatives, executors and administrators and by the Company and its successors and assigns.

10.           No Admissions.  Neither the execution of this Agreement by the Company nor the terms hereof constitutes an admission by the Company, or by any agent or employee of the Company or any member of the Company Group, of liability or unlawful conduct in any manner.

11.           Entire Agreement.  Except with respect to Keane’s continuing obligations pursuant to the Restrictive Agreements, this Agreement contains the entire agreement of the parties with respect to the subject matter hereof, and shall be binding upon their respective heirs, executors, administrators, successors and assigns.

12.           Severability.  If any term or provision of this Agreement shall be held to be invalid or unenforceable for any reason, then such term or provision shall be ineffective to the extent of such invalidity or unenforceability without invalidating the remaining terms or provisions hereof, and such term or provision shall be deemed modified to the extent necessary to make it enforceable.

13.           Advice of Counsel.  Keane represents and warrants that he has carefully read this Agreement, and he understands its contents, meaning and intent.  The Company hereby advises Keane to consult with such advisors, including legal counsel, as seem appropriate to Keane before signing this Agreement and Attachment A to this Agreement entitled “General Release.”  Understanding this document, Keane has freely and voluntarily executed it, without compulsion, coercion or duress.

14.           Amendments.  Neither this Agreement nor any term hereof may be orally changed, waived, discharged, or terminated, and may be amended only by a written agreement signed by both of the parties hereto.

15.           Governing Law.  This Agreement shall be governed by the laws of the State of Tennessee without regard to the conflict of law principles of any jurisdiction.

16.           Legally Binding.  The terms of this Agreement contained herein are contractual and not mere recitals.

[The next page is the signature page]

IN WITNESS WHEREOF, the parties, acknowledging that they are acting of their own free will, have voluntarily caused the execution of this Agreement as of the day and year first written above.

KEANE ACKNOWLEDGES THAT HE HAS READ THIS AGREEMENT, UNDERSTANDS IT, AND IS VOLUNTARILY ENTERING INTO IT.

PLEASE READ THIS AGREEMENT CAREFULLY.  IT CONTAINS A RELEASE OF ANY AND ALL KNOWN AND UNKNOWN CLAIMS.

MRI Interventions, Inc.

By: /s/ Oscar Thomas

Name: Oscar Thomas

Title: Vice President, Business Affairs

 /s/ John Keane
John Keane

ATTACHMENT A

GENERAL RELEASE

MRI Interventions, Inc., a Delaware corporation (the “Company”), and John Keane (“Keane”) enter into this Release (this “Release”) on the 8th day of May, 2012.

WITNESSETH

WHEREAS, the Company and Keane are parties to a Separation Agreement entered into as of May 8, 2012 (the “Separation Agreement”);

WHEREAS, as a condition to the receipt of certain benefits to be paid following the date of this Release (the “Benefits”) under the Separation Agreement and in consideration for the execution and delivery of this Release by the Company, Keane has agreed to execute and deliver this Release; and

WHEREAS, in consideration for the agreements and covenants of Keane contained in the Separation Agreement and the execution and delivery of this Release by Keane, the Company has agreed to execute and deliver this Release.

NOW THEREFORE, in consideration of the covenants and mutual promises herein contained, it is agreed as follows:

1.             Release.  Keane, on behalf of himself and anyone claiming through him, represents that he has not filed or caused to be filed any lawsuit, complaint, or charge with respect to any claim this Release purports to waive.  Keane hereby agrees not to sue (i) the Company or any of its divisions, subsidiaries, affiliates or other related entities of the above specified entities (whether or not such entities are wholly owned) or any of the past, present or future directors, officers, administrators, trustees, fiduciaries, employees, agents or attorneys of the Company or any of such other entities, or the predecessors, successors or assigns of any of them or (ii) ADP TotalSource, Inc. or any of its divisions, subsidiaries, affiliates or other related entities of the above specified entities (whether or not such entities are wholly owned) or any of the past, present or future directors, officers, administrators, trustees, fiduciaries, employees, agents or attorneys of ADP TotalSource, Inc. or any of such other entities, or the predecessors, successors or assigns of any of them (clauses (i) and (ii) hereinafter referred to as the “Released Parties”), and hereby releases and discharges, fully, finally and forever, the Released Parties from any and all claims, causes of action, lawsuits, liabilities, debts, accounts, covenants, contracts, controversies, agreements, promises, sums of money, damages, judgments and demands of any nature whatsoever, in law or in equity, both known and unknown, asserted or not asserted, foreseen or unforeseen, which Keane ever had or may presently have against any of the Released Parties arising from the beginning of time up to and including the date on which this Release is signed and delivered to the Company, in any way related to Keane’s employment by the Company, including, without limitation, any and all claims arising under:

Attachment A - 1

(a)         Anti-discrimination statutes, such as the Age Discrimination in Employment Act (“ADEA”), and the Older Workers Benefit Protection Act, which prohibit age discrimination in employment; Title VII of the Civil Rights Act of 1964, which prohibits discrimination or harassment based on race, color, national origin, religion, or sex; the Equal Pay Act and/or the Lilly Ledbetter Fair Pay Act, which prohibit paying men and women unequal pay for equal work; the Americans With Disabilities Act and/or the Americans with Disabilities Act Amendments Act, which prohibit discrimination based on disability; the Massachusetts Fair Employment Practices Law and any other federal, state or local law prohibiting employment discrimination, harassment, or retaliation of any kind.

(b)         Other laws, such as the Family and Medical Leave Act of 1993 (“FMLA”); any federal, state or local laws restricting an employer's right to terminate an employee, or otherwise regulating employment; any federal, state or local laws enforcing express or implied employment contracts or requiring an employer to deal with an employee fairly or in good faith; and any wage payment and collection law.

(c)         Tort and contract claims, such as claims for wrongful or constructive discharge, negligence, physical or personal injury, emotional distress, fraud, fraud in the inducement, negligent misrepresentation, defamation, invasion of privacy, interference with contract or with prospective economic advantage, breach of oral, express or implied contract, breach of covenants of good faith and fair dealing, and similar or related claims.

(d)         Other released claims, including, without limitation, claims:  (i) under the Employee Retirement Income Security Act of 1974; (ii) for compensation, stock options, bonuses, or lost wages; (iii) in any way related to design or administration of any employee benefits program; (iv) for severance or similar benefits or for post-employment health or group insurance benefits; or (v) for fees, costs or expenses of any attorneys who represent or have represented Keane.

(e)         Unknown claims:  Keane understands that he is releasing the Released Parties from claims that he may not know about as of the date hereof and that this is his knowing and voluntary intent even though someday he might learn that some or all of the facts he currently believes to be true are untrue and even though he might then regret having signed this Release.  Keane is expressly assuming that risk and agrees that this Release shall remain effective in all respects in any such case.  Keane expressly waives all rights he might have under any law that is intended to protect him from waiving unknown claims, and Keane understands the significance of doing so.

(f)         Nothing contained in this Release shall apply to, or release the Company from any obligation (i) contained in the Separation Agreement or this Release, (ii) to indemnify Keane as required by §145 of the Delaware General Corporation Law and the Company’s bylaws or (iii) with respect to any vested benefit with respect to Keane pursuant to any employee benefit or equity plan of the Company other than any severance or retention program or practice.

(g)         Keane acknowledges that the consideration offered in connection with the Separation Agreement was and is in part for this Release and such portion of such consideration is accepted by Keane as being in full accord, satisfaction, compromise and settlement of any and all claims or potential claims, and Keane expressly agrees that he is not entitled to, and shall not receive, any further recovery of any kind from the Company or any of the other Released Parties, and that in the event of any further proceedings whatsoever based upon any matter released herein, neither the Company nor any of the other Released Parties shall have any further monetary or other obligation of any kind to Keane, including any obligation for any costs, expenses or attorneys’ fees incurred by or on behalf of Keane, except as provided in the Separation Agreement or in this Release.

Attachment A - 2

2.             FMLA and FLSA Rights Honored.  Keane acknowledges that he has received all of the leave from work for family and/or personal medical reasons and/or other benefits to which he believes he is entitled under the Company’s policy and FMLA.  Keane has no pending request for FMLA leave.  The Company has not mistreated Keane in any way because of any illness or injury to Keane or any member of his family.  Keane has received all monetary compensation, including hourly wages, salary and/or overtime compensation, to which he believes he is entitled under the Fair Labor Standards Act (“FLSA”).

3.             ADEA Release Requirements Satisfied.  Keane understands that this Release has to meet certain requirements to validly release any ADEA claims Keane might have had, and Keane represents and warrants that all such requirements have been satisfied.  The Company hereby advises Keane that before signing this Release, he may take twenty-one (21) days to consider this Release.  Keane acknowledges that:  (1) he took advantage of as much of this period to consider this Release as he wished before signing; (2) he carefully read this Release; (3) he fully understands it; (4) he entered into this Release knowingly and voluntarily (free from fraud, duress, coercion, or mistake of fact); (5) this Release is in writing and is understandable; (6) in this Release, he waives current ADEA claims; (7) he has not waived future ADEA claims; (8) he is receiving valuable consideration in exchange for execution of this Release that he would not otherwise be entitled to receive; and (9) the Company hereby advises Keane in writing to discuss this Release with his attorney (at his own expense) prior to execution, and he has done so to the extent he deemed appropriate.

4.             Review & Revocation.

(a)         Review:  Before executing this Release, Keane may take twenty one (21) days to consider this Release.  Keane acknowledges and agrees that his waiver of rights under this Release is knowing and voluntary and complies in full with all criteria of the regulations promulgated under the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, Title VII of the Civil Rights Act of 1964, and any and all federal, state and local laws, regulations and orders.  The Company hereby advises Keane in writing to consult with an attorney prior to executing this Release.  In the event that Keane executes this Release prior to the expiration of the twenty-one (21) day period, he acknowledges that his execution was knowing and voluntary and not induced in any way by the Company or any other person.

(b)         Revocation:  For a period of seven (7) days following his execution of this Release, Keane may revoke this Release.  If he wishes to revoke this Release, he must revoke in writing delivered by hand or confirmed facsimile prior to the end of the seventh (7th) day of the revocation period to Oscar Thomas, One Commerce Square, Suite 2550, Memphis, TN 38103, (901) 522-9400 (fax) or the revocation will not be effective.  If Keane timely revokes this Release, all provisions hereof will be null and void, including any and all payments referenced in the Separation Agreement to which this Release is attached.  If Keane does not advise Oscar Thomas in writing that he revokes this Release within seven (7) days of his execution of it, this Release shall be forever enforceable.  The eighth (8th) day following Keane’s execution of this Release shall be the Effective Date of this Release.  This Release is not effective or enforceable until the revocation period has expired.

Attachment A - 3

5.             No Assignment of Claims.  Keane expressly represents and warrants that he is the sole owner of the actual and alleged claims, demands, rights, causes of action and other matters that are released herein, that the same have not been transferred or assigned or caused to be transferred or assigned to any other person, firm, corporation or other legal entity, and that he has the full right and power to grant, execute and deliver the general release, undertakings and agreements contained herein.

6.             Release by the Company.  The Company hereby releases Keane from any and all claims, demands or causes of action of any kind that it now has against Keane arising out of or related to Keane’s employment with the Company, with the exception of claims, demands or causes of action arising out of or related to criminal acts, fraud or knowing wrongful conduct, that arise out of or relate to any occurrences prior to the date of this Release; provided, however, that nothing contained in this Release shall apply to, or release Keane from, any obligation contained in the Separation Agreement, the Restrictive Agreements (as that term is defined in the Separation Agreement) or this Release.

7.             Entire Agreement.  The Separation Agreement, the Restrictive Agreements and this Release constitute the entire agreement and understanding between the parties.  Keane has not relied on any oral statements that are not expressly stated in the Separation Agreement or this Release.

8.             Governing Law.  This Release shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Tennessee without regard to the principle of conflicts of laws.

MRI Interventions, Inc.

By: /s/ Oscar Thomas

Name: Oscar Thomas

Title: Vice President, Business Affairs

  /s/ John Keane
John Keane

Attachment A - 4